Exhibit 5


                  [Letterhead of Drinker Biddle & Reath LLP]


                                                        June 2, 2004



C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974

          Re:      1990 Stock Option Plan
                   1988 Directors Stock Award Plan of C. R. Bard, Inc. (as
                    Amended and Restated)
                   1993 Long Term Incentive Plan of C. R. Bard, Inc. (as
                    Amended and Restated)
                   1998 Employee Stock Purchase Plan of C. R. Bard, Inc.
                   C. R. Bard, Inc. Management Stock Purchase Plan Employees' Retirement Savings Plan of C. R. Bard, Inc. 2003 Long Term Incentive Plan of C. R. Bard, Inc. (as
                    Amended and Restated)

Ladies and Gentlemen:

          We have acted as special New Jersey counsel to C. R. Bard, Inc., a New Jersey corporation (the "Company"), in connection with a Post-Effective Amendment (the "Amendment") to the Company's Registration Statements on Form S-8 (Nos. 333-86668, 333-59156, 333-55684, 333-78089,
333-51793, 333-69857, 333-30217, 333-07189, 33-35544, 33-64874, 333-104683 and
333-05997) (the "Registration Statements") filed under the Securities Act of 1933, as amended (the "Act"), relating to a one hundred percent increase in the number of shares of common stock, $.25 par value, of the Company (the "Shares"), issuable under the equity-based compensation plans of the Company (the "Plans") covered by such Registration Statements as a result of the Company's two-for-one stock split effected in the form of a stock dividend payable on May 28, 2004 to shareholders of record on May 17, 2004.

          For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Amendment, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

          Based upon the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey.

          2. The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the Plans will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

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                                                Very truly yours,


                                                /s/ DRINKER BIDDLE & REATH LLP